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                                                                     EXHIBIT 4.1


                             CERTIFICATE OF TRUST


         The undersigned, the trustees of Merrill Lynch Preferred Capital Trust VI, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. Section 3810, hereby certify as follows:

         (a) The name of the business trust being formed hereby (the "Trust") is "Merrill Lynch Preferred Capital Trust VI."

         (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                      Chase Manhattan Bank Delaware
                      c/o John J. Cashin
                      1201 Market Street
                      Wilmington, Delaware  19801

         (c) This Certificate of Trust shall be effective as of the date of filing.

Dated:  December 3, 1998


                                            /s/ Theresa Lang
                                            ----------------------------
                                            Name:  Theresa Lang
                                            Title: Regular Trustee

                                            /s/ Stanley Schaefer
                                            ----------------------------
                                            Name:  Stanley Schaefer
                                            Title: Regular Trustee


                                            Chase Manhattan Bank Delaware

                                            By:  : /s/ Denis Kelly
                                            ----------------------------
                                            Name:  Denis Kelly
                                            Title: Trust Officer